Exhibit 10.18

FINAL VERSION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 7, 2014, is entered into among MIDLAND STATES BANCORP, INC., an Illinois corporation (the “Company”), and the Persons whose signatures appear on the signature page to this Agreement (collectively, the “Initial Holders,” and individually, an “Initial Holder”).  References to “Holders” include the Initial Holders and any Person who subsequently becomes a transferee of Registrable Securities and a party to this Agreement in accordance with Section 12.

RECITALS

A.                                    The Company, HB Acquisition LLC, an Illinois limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), and Love Savings Holding Company, a Missouri corporation (“LSHC”), are executing an Agreement and Plan of Merger, dated of even date herewith (including the exhibits, schedules and annexes thereto, the “Merger Agreement”), providing for, among other things, the merger of LSHC with and into Merger Sub (the “Merger”).

B.                                    Each Initial Holder owns shares of preferred stock and/or common stock of LSHC and, pursuant to the Merger Agreement, may receive shares of Common Stock (as defined below), as partial or full consideration for such Initial Holder’s shares of preferred stock and/or common stock of LSHC.

C.                                    In connection with the consummation of the Merger, and as an inducement to each Initial Holder to enter into the Voting Agreement and a Shareholders’ Agreement, which are conditions to the consummation of the Merger, the parties desire to enter into this Agreement to grant certain registration rights to the Holders as set forth below.

AGREEMENTS

In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.                                          Definitions.                               As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

(a)                     “Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.  The grantor of a revocable trust shall be deemed to control such revocable trust.

(b)                     “Agreement” has the meaning set forth in the preamble.

(c)                      “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which banks in the State of Illinois are closed.

(d)                     “Common Stock” means the voting common stock of the Company, $0.01 par value per share, or the common equity securities of any successor company to the Company into which the Common Stock is converted or for which it is exchanged as a result of a merger, reincorporation or other transaction in which the Company is not the surviving entity.

(e)                      “Company” has the meaning set forth in the introductory paragraph of this Agreement and shall include any successor of the Company.

(f)                       “Electing LSHC Senior Preferred Holder” means a holder of LSHC Senior Preferred Stock who satisfies all of the following criteria: (i) elects to receive solely shares of Common Stock (and no cash) pursuant to Section 3.1(b) of the Merger Agreement; (ii)  is issued at least 20,000 shares of Common Stock by the Company upon consummation of the Merger; (iii) is a U.S. resident; and (iv) is identified by LSHC to the Company by listing such Person, together with his, her or its notice information and number of shares of Common Stock received in the Merger, on a completed ANNEX A hereto delivered to the Company at the closing of the Merger.

(g)                      “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder, as amended and in effect from time to time.

(h)                     “Holders” has the meaning set forth in the Preamble.

(i)                         “Initial Holder” and “Initial Holders” have the meanings set forth in the Preamble.

(j)                        “Initial Public Offering” means the first firm commitment Underwritten Offering of Common Stock to the public pursuant to an effective registration statement under the Securities Act.

(k)                     “LSHC Senior Preferred Stock” means the Preferred Stock, $1.00 par value per share, of LSHC.

(l)                         “Merger Agreement” has the meaning set forth in the recitals.

(m)                 “Person” any individual, sole proprietorship, general partnership, limited partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, a governmental or political subdivision thereof or a governmental agency.

(n)                     “Registrable Securities” means:  (i) any of the shares of Common Stock issued by the Company to an Initial Holder pursuant to the terms of the Merger Agreement; and (ii) any shares of Common Stock issued or issuable with respect to any shares described in the immediately preceding clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected).  In addition, solely for purposes of Section 3, the term “Registrable

Securities” shall include: (x) any of the shares of Common Stock issued by the Company to an Electing LSHC Senior Preferred Holder pursuant to the terms of the Merger Agreement; and (y) any shares of Common Stock issued or issuable with respect to any shares described in the immediately preceding clause (x) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when:  (A) a registration statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement; (B) such securities are otherwise transferred in compliance with the Securities Act; (C) such securities are freely saleable under the Securities Act without any restriction, including volume limitations; or (D) such securities shall have ceased to be outstanding.

(o)                     “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with its obligations under Section 2(a), Section 2(j) and Section 3(a), including all SEC and any stock exchange registration, listing, filing or Financial Industry Regulatory Authority, Inc. fees; all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications); all messenger and delivery expenses; the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance; any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration; and the fees and disbursements of one counsel for the Holders, chosen by the Holders of a majority of the Registrable Securities included in any registration under Section 2(a), Section 3(a), or by the Holder or Holders requesting a registration under Section 2(j), but excluding underwriting discounts and commissions and fees and disbursements of any additional counsel employed by any such Holder.

(p)                     “Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(q)                     “Rule 415” means Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(r)                        “SEC” means the Securities and Exchange Commission or any other Federal agency that subsequently administers the Securities Act.

(s)                       “Securities Act” means the Securities Act of 1933, and the rules and regulations of the SEC thereunder, as amended and in effect from time to time.

(t)                        “Shelf Registration Statement” has the meaning set forth in Section 13.

(u)                     “Underwritten Offering” means an offering and sale of Common Stock pursuant to an effective registration statement under the Securities Act in which the Common Stock is sold to an underwriter for offering and sale to the public.

Section 2.                                          Demand Registration Rights.

(a)                     Request.  Upon the receipt of the written request of the Holders of a majority of the Registrable Securities then outstanding, requesting that the Company effect the registration under the Securities Act of all or any portion of their Registrable Securities and specifying the intended method of disposition thereof and whether or not such requested registration is to be an Underwritten Offering, the Company will promptly give written notice of such requested registration to all other Holders and thereupon, subject to Section 2(g), the Company will use its best efforts to effect the registration under the Securities Act of:

(i)                         the Registrable Securities which the Company has been so requested to register by such Holders, and

(ii)                      all other Registrable Securities which the Company has been requested to register by the Holders thereof by written request given to the Company within thirty (30) days after the giving of such written notice by the Company, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

(b)                     Registration Statement Form.  Registrations under Section 2(a) shall be on such appropriate registration form of the SEC:  (i) as shall be selected by the Company; and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration.

(c)                      Expenses.  The Company will pay all Registration Expenses in connection with any registration requested pursuant to Section 2(a) (whether or not such registration shall be effected).

(d)                     Effective Registration Statement.  A registration requested pursuant to Section 2(a) or Section 2(j) shall not be deemed to have been effected:  (i) unless a registration statement with respect thereto has become effective; (ii) if after it has become effective, such registration is subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason; (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied; or (iv) unless the holders of the Registrable Securities requested to be included in such registration are able to register and sell at least ninety percent (90%) of the Registrable Securities requested to be included in such registration at a price reasonably satisfactory to the Holders of a majority of the Registrable Securities requested to be included in such registration.

(e)                      Selection of Underwriters.  If a requested registration pursuant to Section 2(a) involves an Underwritten Offering, the underwriter or underwriters thereof shall be selected by the Company, provided that such underwriter or underwriters shall be reasonably acceptable to the Holders of a majority of the Registrable Securities to be included in such registration.

(f)                       Priority in Demand Registrations.  No securities, other than Common Stock, shall be included in any offering of securities by the Company effected pursuant to

Section 2(a) or Section 2(j) without the consent of the Holders of a majority of the Registrable Securities requested to be included in such registration.  If Registrable Securities registered pursuant to Section 2(a) or Section 2(j) are to be sold in a firm commitment Underwritten Offering and the managing underwriter or underwriters shall advise the Holders in writing that, in their opinion, the total number or dollar amount of Registrable Securities and other Common Stock requested to be included in such offering (including Common Stock proposed to be included by other holders of Common Stock entitled to include Common Stock in such registration pursuant to piggyback registration rights) exceeds the number which can be sold in such offering within a price range acceptable to the Holders of a majority or more of the Registrable Securities requested to be included in such registration, then there shall be included in such firm commitment Underwritten Offering, the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of Registrable Securities and other Common Stock shall be allocated as follows:  (i) first, pro rata among the Holders on the basis of the percentage of Registrable Securities (on an as-converted basis, if applicable) requested to be included in such registration statement by such Holders; (ii) second, pro rata among any holders of piggyback registration rights (other than the Holders) on the basis of the percentage of the number of shares of Common Stock requested to be included in such registration statement by such holders; and (iii) third, shares of Common Stock to be sold for the Company’s account for which inclusion in such registration statement was requested by the Company.  For the avoidance of doubt, if the total number or dollar amount of Registrable Securities requested to be included in the registration statement pursuant to Section 2(a) or Section 2(j) exceeds the maximum number or amount that the managing underwriter or underwriters believe can be sold without adversely affecting the success of such offering, no securities, other than Registrable Securities, shall be included among the securities covered by such registration.

(g)                      Limitations.  Anything in Section 2 to the contrary notwithstanding, the Company will not be required to file a registration pursuant to Section 2(a) or Section 2(j):  (i) prior to one hundred eighty (180) days following the effective date of the registration statement with respect to the Initial Public Offering; and (ii) within one hundred eighty (180) days after the effective date of the final prospectus for a previous registration pursuant to Section 2(a), or within ninety (90) days after the effective date of the final prospectus for a previous registration pursuant to Section 2(j).  In addition, subject to Section 2(i), the Company will not be required to effect more than two (2) registrations under Section 2(a).

(h)                     Company’s Right to Delay Registration.  Notwithstanding any other provision of this Agreement, if the Board of Directors of the Company determines in good faith that the filing or effectiveness of a registration statement in connection with any requested registration under Section 2(a) or Section 2(j) would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other action as to which the Company has then taken substantial steps, or would require disclosure of facts or circumstances, which disclosure would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other action as to which the Company has then taken substantial steps, then the Company may delay such registration for a period of up to ninety (90) days so long as the Company is still pursuing the action that allowed such delay.  If the Company postpones the filing or effectiveness of a registration statement pursuant to this Section 2(h), it shall promptly notify the Holders of Registrable Securities in writing when the events or circumstances permitting such postponement have ended.

(i)                         Clean-Up Demand Registrations.  If, after a registration in compliance with Section 2(a) has become effective, the Holders shall not have sold all of their Registrable Securities due to proration pursuant to Section 2(f), then, after each such registration, the Holders shall be entitled to an additional request under Section 2(a) in which the Holders then holding Registrable Securities shall not be subject to proration with any other holders of securities of the Company entitled to participate in such registration; provided, that such registration request complies with the requirements of Section 2(g).

(j)                        Registrations on Form S-3.

(i)                         If:  (A) a Holder or Holders request in writing (specifying that it is being made pursuant to this Section 2(j)) that the Company file a registration statement on Form S-3 for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed Four Million Dollars ($4,000,000); and (B) the Company is a registrant entitled to use Form S-3 to register the sale of such Registrable Securities, then the Company shall use its best efforts to cause such Registrable Securities to be registered on Form S-3; provided, however, that the Company shall not be required to file more than three (3) such registration statements pursuant to this Section 2(j)) in any calendar year and that any requests for such registration shall be made in compliance with the provisions of Section 2(j)(iv).  As used in this Section 2(j), references to “Form S-3” shall be deemed to include and refer to any successor form to Form S-3 regardless of its designation.

(ii)                      All Registration Expenses incurred in connection with a registration requested pursuant to this Section 2(j), including all fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, shall be borne pro rata by the Holder or Holders participating in the registration pursuant to this Section 2(j) on the basis of the amount of securities so registered.

(iii)                   Holders’ rights to registration under this Section 2(j) are in addition to, and not in lieu of, their rights to registration under Section 2(a) through Section 2(i) and Section 3.

(iv)                  All rights of the individual Holders under the terms of this Section 2(j) shall be exercised through the action and direction of such individual, and all rights of the entity Holders shall be exercised by a duly authorized officer of such entity.  The Company shall be entitled to rely on any statement (which may be given orally, unless a written notice is expressly required) or the action of (x) any individual Holder with respect to such Holder, or (y) any president, trustee, managing member or general partner (as applicable) of an entity Holder.

Section 3.                                          Piggyback Registration.

(a)                     Right to Include Registrable Securities.  Whenever the Company proposes to register any shares of its Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which

Rule 145 of the Securities Act is applicable, or a registration statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more shareholders of the Company and the form of registration statement to be used may be used for any registration of Registrable Securities, the Company shall give prompt written notice to the holders of Registrable Securities (including each Electing LSHC Senior Preferred Holder) of its intention to effect such a registration.  Upon the written request of any such Holder or any Electing LSHC Senior Preferred Holder made within thirty (30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Person and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, or by an Electing LSHC Senior Preferred Holder (but only if the conditions set forth in Section 3(d) have been satisfied with such Electing LSHC Senior Preferred Holder), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder (and each Electing LSHC Senior Preferred Holder, if any, with respect to which the conditions set forth in Section 3(d) have been satisfied) and, thereupon: (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder or Holders entitled to do so to request that such registration be effected as a registration under Section 2(a); and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.  No registration effected under this Section 3(a) shall be deemed to have been effected pursuant to Section 2(a) or shall relieve the Company of its obligation to effect any registration upon request under Section 2(a).

(b)                     Priority in Piggyback Registrations.  If:  (i) a registration pursuant to Section 3(a) involves an Underwritten Offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction; and (ii) the managing underwriter or underwriters of such Underwritten Offering shall inform the Company and the Holders requesting such registration in writing that, in their opinion, the number or dollar amount of securities requested to be included in such registration exceeds the number or dollar amount which can be sold in (or during the time of) such offering at a price reasonably acceptable to the Company (or, if such registration involves an offering of securities pursuant to a demand by such holders under rights of such holders similar to the rights granted to the Holders under Section 2(a), reasonably acceptable to the holders of such rights, as the case may be), then the Company will include in such registration, to the extent of the number or dollar amount which the Company is so advised can be sold in (or during the time of) such offering:  (A) first, all securities proposed by the Company to be sold for its own account (or, if such registration involves an offering of securities proposed to be sold by holders of securities pursuant to a demand by such holders under rights of such holders similar to the rights granted to the Holders under Section 2(a), all securities proposed to be sold by such holders, as the case may be); (ii) second, such Registrable Securities requested to be included in such registration pro rata on the basis of the percentage of the Registrable Securities of the Company held by each Holder that has requested that Registrable Securities be included in such registration and each Electing LSHC Senior Preferred Holder with respect to which the conditions set forth in Section 3(d) have been satisfied; and (iii) third, all other securities of the Company requested to be included in such registration pro rata on the basis of the numbers of such securities so requested to be included.  In connection with any registration as to which the provisions of this Section 3(b) apply with the result that not all of the Registrable Securities requested to be included in such registration are included in such registration, no securities other than securities referred to in clause “first,” above, or Registrable Securities shall be included in such registration.

(c)                      Expenses.  The Company will pay all Registration Expenses in connection with any registration pursuant to Section 3(a) (whether or not such registration shall be effected).

(d)                     Conditions to Participation of an Electing LSHC Senior Preferred Holder.  An Electing LSHC Senior Preferred Holder who submits a written request to the Company to exercise piggyback registration rights pursuant to Section 3(a) will be eligible to be included in a Company registration only if each of the following conditions is satisfied: (i) at least one Holder that is a party to this Agreement is being included in such registration; (ii) the Electing LSHC Senior Preferred Holder provides a written acknowledgment to the Company that such Person will not have any right to negotiate the terms of the underwriting agreement or the price and number of shares to be sold in the Underwritten Offering; (iii) the Electing LSHC Senior Preferred Holder agrees to be represented by the same legal counsel representing another Holder whose Registrable Securities are being included in such registration; (iv) the Electing LSHC Senior Preferred Holder agrees to comply with Section 4(c) and Section 8(a) hereof; and (v) the Electing LSHC Senior Preferred Holder delivers all of the following documents to the Company to facilitate the registration: (1) a completed questionnaire from the Company providing the information required to be included in the registration statement with respect to such Person, (2) a completed questionnaire from the managing underwriter(s) providing the information required to be included in Financial Industry Regulatory Authority filings, (3) a customary power of attorney irrevocably authorizing attorneys-in-fact designated by the Company to sign the underwriting agreement on behalf of such Person and to take any other actions reasonably necessary to complete the sale of such Person’s Registrable Securities, (4) a custody agreement, accompanied by a stock certificate for the Registrable Securities being sold and an executed stock power, authorizing a custodian to deliver the stock certificate and stock power to the managing underwriter(s) at the closing of the Underwritten Offering, and (5) an Internal Revenue Service Form W-9.

Section 4.                                          Registration Procedures.

(a)                     If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2(a), Section 2(j) and Section 3(a), the Company will as expeditiously as practicable:

(i)                         (A) prepare and file with the SEC a registration statement on the appropriate form which includes such Registrable Securities; (B) promptly respond to all comments received with respect to such registration statement and make and file all amendments thereto deemed necessary by the Company’s legal counsel; and (C) thereafter use its reasonable efforts to cause such registration statement to become effective at the earliest practicable date;

(ii)                      prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement accurate and effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of such time as all of such Registrable Securities have been disposed of by the sellers thereof set forth in such registration statement or for the longer of:  (A) nine (9) months; or (B) if the Company is eligible to conduct a continuous secondary offering pursuant to Rule 415, two (2) years;

(iii)                   furnish to each such seller of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus;

(iv)                  furnish to each seller of such Registrable Securities one (1) copy of such registration statement and of each such amendment thereof and supplement thereto (in each case including all exhibits and documents filed therewith), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents as such seller may reasonably request;

(v)                     use its reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, unless such registration or qualification is not required, and to keep such registration or qualification in effect for so long as such registration statement remains in effect and do any and all other acts and things that may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (v), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(vi)                  notify each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

(vii)               if such registration statement relates to an Underwritten Offering:  (A) enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by the Company and such other terms as are generally prevailing in underwriting agreements of the same type, including indemnities to the effect and to the extent provided in Section 6; and (B) obtain and furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller, of the legal opinions and accountants’ comfort letters which are to be delivered to the underwriters;

(viii)            make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(ix)                  promptly notify each seller whose Registrable Securities are covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(x)                     otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(xi)                  cause all such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed;

(xii)               use commercially reasonable efforts to cause its management to participate fully in the sale process relating to such offering, including the preparation of the applicable registration statement and the preparation and presentation of any domestic “road shows”; and

(xiii)            take all such other commercially reasonable actions as are necessary or advisable to expedite or facilitate the disposition of the Registrable Securities covered by such registration statement.

(b)                     Required Information.  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the intended distribution of its securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with such registration.

(c)                      Discontinuance of Disposition of Registrable Securities.  Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(ix), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(a)(ix) and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

Section 5.                                          Withdrawal.  If any Holder participating in a registration hereunder disapproves of the terms of any offering, such Holder shall have the right, in its sole discretion, to withdraw such Holder’s Registrable Securities from such registration by giving written notice to the Company and the managing underwriter (if any).  If such registration was commenced pursuant to a request under either Section 2(a) or Section 2(j), and if the Holders participating in such registration withdraw such number of Registrable Securities from the offering so as to decrease the amount of Registrable Securities included in the registration below the minimum threshold set forth in Section 2(a) or Section 2(j), then the Company shall permit, to the extent reasonably possible, other Holders to increase the amount of Registrable Securities they requested be to be included in such registration; provided, however, if the aggregate amount of Registrable Securities to be included in such registration following all such increases is less than Four Million Dollars ($4,000,000), the Company may withdraw the registration, and such registration shall nevertheless be counted, for purposes of Section 2(a) or Section 2(j), as the case may be, as a registration effected hereunder; provided further, however, that such registration shall not be so counted if the managing underwriter or underwriters advise the participating Holders that there has been a material change in market conditions, or the Company makes a public announcement that there has been a material change in the condition, business or prospects of the Company, which in either such case could reasonably be expected to materially and adversely affect the ability of the underwriters to complete the offering or materially and adversely affect the price at which the Registrable Securities may be sold.

Section 6.                                          Indemnification.

(a)                     Indemnification by the Company.  In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, in the case of any registration statement filed pursuant to Section 4 or Section 13(b), indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, (i) that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, and (ii) that the Company shall have no obligation to indemnify any Person for such Person’s gross negligence or willful misconduct.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

(b)                     Indemnification by the Sellers.  The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 4 or Section 13(b), that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, provided, however, that the seller(s) shall have no obligation to indemnify any Person for such Person’s gross negligence or willful misconduct.  Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

(c)                      Notices of Claims; Indemnification Procedures.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 6(a) or Section 6(b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 6(a) or Section 6(b), as the case may be, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)                     Other Indemnification.  Indemnification similar to that specified in this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

(e)                      Indemnification Payments.  The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(f)                       Contribution.  If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  In no event shall the liability of any seller of Registrable Securities hereunder be greater in amount than the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(f) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 6(f).  No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

Section 7.                                          Adjustments Affecting Registrable Securities.  The Company will not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities or the marketability of such Registrable Securities under any such registration.

Section 8.                                          Holdback Agreements.

(a)                     Holders’ Agreement.  If and to the extent requested by the managing underwriter in connection with any Underwritten Offering, including the Initial Public Offering, each Holder shall agree in writing that such Holder will not, without the consent of the managing underwriter for such offering (except for shares included in such offering), effect any sale or distribution of any Common Stock, or any securities convertible into, or exercisable or exchangeable for, Common Stock for a period of one hundred eighty (180) days after the effective date of the registration statement relating to such Underwritten Offering or ninety (90) days after the date of the final prospectus included in the registration statement relating to, or the closing of, any other offering, provided, however, that the Company’s officers and directors shall have entered into similar agreements.

(b)                     Company Agreement.  If and to the extent requested by the managing underwriter in connection with any Underwritten Offering at the request of the Holders pursuant to Section 2(a), the Company shall agree not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, for its own account, during the seven (7) days prior to and for a period of up to one hundred eighty (180) days following the date of the final prospectus included in the registration statement relating to, or the closing of, any offering (except as part of such underwritten registration or pursuant to a registration on Form S-4 or Form S-8).

Section 9.                                          Rule 144.  If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as any Holder may reasonably request, all to the extent required from time to time, including the timely preparation and delivery of certificates representing Registrable Securities to be sold, to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.  Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 10.                                   Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of a majority of the Registrable Securities, provided that no such consent shall be effective if the proposed amendment, action or omission to act materially and disproportionately negatively affects a non-consenting Holder.  For the avoidance of doubt, any such written consent of the Holder or Holders of a majority of the Registrable Securities shall be effective against the Electing LSHC Senior

Preferred Holders; provided, however, that the rights of such Electing LSHC Senior Preferred Holders are not being affected differently than the rights of the Holders.  Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 10, whether or not such Registrable Securities shall have been marked to indicate such consent.

Section 11.                                   Notices.  Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered: (a) three (3) Business Days after the date mailed, by certified or registered mail, return receipt requested, with proper postage prepaid; (b) when sent after receipt of confirmation or answerback if sent by telecopy, other similar facsimile transmission or electronic mail; (c) one (1) Business Day after deposited with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

If to the Company, to:

Midland States Bancorp, Inc.

1201 Network Centre Drive

Effingham, Illinois 62401

Attention:                             Douglas J. Tucker

Senior Vice President and Corporate Counsel

Telephone:                       (217) 342-7566

Facsimile:                             (217) 342-9462

Electronic mail:  dtucker@midlandstatesbank.com

with a copy to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 W. Madison Street, Suite 3900

Chicago, Illinois  60606

Attention:                             Dennis R. Wendte

Telephone:                       (312) 984-3188

Facsimile:                             (312) 984-3150

Electronic mail:  dennis.wendte@bfkn.com

and if to a Holder, to the address and number set forth opposite his, her or its name on ANNEX B hereto, or to such other address or number as each party designates to the other in the manner herein prescribed.  Any notice to any other Holder, shall be sent to such Holder’s address as set forth in the register of shareholders maintained by the Company.  Any notice to any Electing LSHC Senior Preferred Holder shall be sent to the such Person’s address as set forth on ANNEX A hereto.

Section 12.                                   Assignment.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns as provided in this Section.  The Initial Holder may assign, at any time, any or all of its rights hereunder with respect to any Registrable Securities held by the Initial Holder (but only with all related obligations) to any Holder to whom the Initial Holder transfers or assigns any shares of Common Stock; provided that:  (a) the Company is, within thirty (30) Business Days after such transfer or assignment, furnished with written notice of the name and address of such transferee(s) or assignee(s) and the securities with respect to which such registration rights are being assigned; and (b) each such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement through the execution and delivery of a joinder, substantially in the form of Exhibit A.

Section 13.                                   Term; Suspension.

(a)                     This Agreement shall terminate on the earlier of:  (a) the fifth (5th) anniversary of the effective date of the registration statement with respect to the Initial Public Offering; and (b) the date on which no Holder owns any Registrable Securities; provided, that, the indemnification rights and obligations pursuant to Section 6, as well as any party’s obligations to pay Registration Expenses pursuant to this Agreement, shall survive with respect to any registration statement in which any Registrable Securities of the Holders were included; and provided further, that the Company shall be obligated to comply with any request for registration of Registrable Securities received under Section 2(a), Section 2(j) or Section 3(a) prior to such termination date, whether or not such registration has been completed by the date on which this Agreement terminates.

(b)                     Notwithstanding anything contained herein to the contrary, if at any time during the term of this Agreement the Company takes all steps necessary to prepare and file with the SEC a “shelf” registration statement under SEC Rule 415 which includes any or all of the Registrable Securities (the “Shelf Registration Statement”), and the Shelf Registration Statement is declared effective by the SEC, then all of the Company’s obligations under this Agreement to file any other registration statement pursuant to Section 2 or Section 3 with respect to those Registrable Securities included in the Shelf Registration Statement shall be suspended for so long as such Shelf Registration Statement remains effective.

Section 14.                                   Advice of Counsel.  Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement, that such party has discussed this Agreement with its counsel and that any and all issues with respect to this Agreement have been resolved as set forth herein.  No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

Section 15.                                   Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri without giving effect to any choice or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Missouri.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be brought in the courts of the State of Missouri, County of St. Louis, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Missouri, and each party irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.  Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 16.                                   WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT:  (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 17.                                   Miscellaneous.

(a)                     If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(b)                     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed and accepted by facsimile or portable data file (pdf) signature and any such signature shall be of the same force and effect as an original signature.

(c)                      All words used in this Agreement will be construed to be of such gender or number as the circumstances require, all references to sections, are to sections of this Agreement unless otherwise specified, and “including” means “including, but not limited to.”

(d)                     Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(e)                      All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom, and all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified.

(f)                       Except as expressly set forth in Section 3 with respect to Electing LSHC Senior Preferred Holders, nothing in this Agreement, express or implied, is intended to confer upon any Person not a party hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.  An Electing LSHC Senior Preferred Holder shall not have any rights under this Agreement except as expressly set forth in Section 3.

(g)                      This Agreement shall terminate and be of no further force or effect upon the termination of the Merger Agreement prior to the Closing.

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

MIDLAND STATES BANCORP, INC.

By:	/s/ Leon J. Holschbach
	Name:	Leon J. Holschbach
	Title:	President & CEO

SHAREHOLDERS:

LOVE GROUP, LLC			LOVE INVESTMENT COMPANY

By:	/s/ Andrew S. Love	By:	/s/ Laurence A. Schiffer
	Name: Andrew S. Love		Name: Laurence A. Schiffer
	Title: Manager		Title: President

LOVE REAL ESTATE COMPANY			ANDREW SPROULE LOVE, JR., AS TRUSTEE OF THE LOVE FAMILY CHARITABLE TRUST

By:	/s/ Laurence A. Schiffer		/s/ Andrew Sproule Love, Jr.
Name: Laurence A. Schiffer
Title: President

BANK OF AMERICA AND ANDREW S. LOVE, JR., AS TRUSTEES U/T/W OF ANDREW SPROULE LOVE FBO ANDREW SPROULE LOVE, JR.			ANDREW S. LOVE, JR.

/s/ Andrew S. Love, Jr.

Bank of America			LAURENCE A. SCHIFFER

By:	/s/ Cathy S. Meeks		/s/ Laurence A. Schiffer
Name: Cathy S. Meeks
	Title: SVP Bank of America, Trustee		JAMES S. MCDONNELL III

/s/ James S. McDonnell III
/s/ Andrew S. Love, Jr.
JOHN F. MCDONNELL

/s/ John F. McDonnell

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ANNEX A

ELECTING LSHC SENIOR PREFERRED HOLDERS

NAME	MAILING ADDRESS, FACSIMILE, EMAIL ADDRESS	SHARES OF COMMON STOCK

ANNEX B

NOTICE INFORMATION FOR HOLDERS

HOLDER	MAILING ADDRESS, FACSIMILE, EMAIL ADDRESS

LOVE GROUP, LLC

LOVE INVESTMENT COMPANY

LOVE REAL ESTATE COMPANY

BANK OF AMERICA AND ANDREWS S. LOVE, JR., AS TRUSTEES U/T/W OF ANDREW SPROULE LOVE FBO ANDREW SPROULE LOVE, JR.

ANDREW SPROULE LOVE, JR. AS TRUSTEE OF THE LOVE FAMILY CHARITABLE TRUST

ANDREW S. LOVE, JR.

LAURENCE A. SCHIFFER

JAMES S. MCDONNELL III

JOHN F. MCDONNELL

EXHIBIT A

FORM OF JOINDER TO THE

REGISTRATION RIGHTS AGREEMENT

THIS JOINDER (this “Joinder”) is made and entered into as of [        ], by and between Midland States Bancorp, Inc., an Illinois corporation (the “Company”), and [        ] (the “Holder”).  This Joinder joins the Holder to the Registration Rights Agreement (the “Agreement”), dated as of March    , 2014, by and between the Company and the Initial Holders (as defined in the Agreement).  Capitalized terms used in this Joinder but not otherwise defined will have the meanings set forth in the Agreement.

WHEREAS, (i) the Holder has acquired from an Initial Holder, either directly or indirectly, shares of Common Stock (the “Purchased Shares”), (ii) the Company desires to grant to the Holder certain registration rights in accordance with the terms of the Agreement and (iii) it is a condition to the transfer or grant of such rights to the Holder that the Holder agrees to be bound by the terms of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Joinder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

Section 1.                  Agreement to be Bound.  The Holder and the Company agree that upon execution of this Joinder, the Holder will become a party to the Agreement and will be fully bound by, and subject to all of the covenants, terms and conditions of the Agreement as though an original party to the Agreement, and the Purchased Shares will be deemed Registrable Securities for all purposes of the Agreement, subject to the terms and conditions contained in the Agreement.

Section 2.                  Successors and Assigns.  Except as otherwise provided in this Joinder, this Joinder will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Holder and any subsequent Holders of the Purchased Shares and the respective successors and assigns of each of them, so long as they hold such shares.

Section 3.                  Counterparts.  This Joinder may be executed in multiple counterparts (including facsimile and electronic counterparts), each of which shall be deemed to be an original and shall be binding upon the party who executed the same, and all of which taken together shall constitute one and the same agreement.

Section 4.                  Governing Law.  All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Joinder shall be governed by, and construed in accordance with the laws of the State of Missouri, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Missouri or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Missouri.

Section 5.                  Descriptive Headings.  The headings in this Joinder are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Joinder or any provision of this Joinder.

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IN WITNESS WHEREOF, the parties to this Joinder have executed this Joinder as of the date first above written.

MIDLAND STATES BANCORP, INC.		HOLDER:

By:
	Name:	Signature
Title:
Printed Name